Exhibit 99.1

Blackstone Reports Record First Quarter Results

New York, April 18, 2013: Blackstone (NYSE: BX) today reported its first quarter 2013 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone achieved strong first quarter results across the board. Revenue rose 29% year-over-year, and earnings were up 28%. Greater realizations, reaching $6 billion in the quarter, drove our second best quarter for cash earnings since becoming a public company. Blackstone also continues to show sustained asset growth. Although several of our investment businesses are already the largest of their kind in the world, every one reported year-over-year double-digit growth in total assets under management.”

Blackstone issued a full detailed presentation of its first quarter 2013 results which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.30 per common unit to record holders of common units at the close of business on April 29, 2013. This distribution will be paid on May 6, 2013.

Quarterly Investor Call Details

Blackstone will host a conference call on April 18, 2013 at 11:00 a.m. ET to discuss first quarter 2013 results. The conference call can be accessed via the Unit Holders section of Blackstone’s website at http://ir.blackstone.com/events.cfm or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available following the call at http://ir.blackstone.com/events.cfm or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 472 905 13#.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-focused funds and closed-end funds. Blackstone

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

www.blackstone.com

also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow us on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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